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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    November 19, 2008

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	33-7591 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia 30084-5336
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

        As discussed in Oglethorpe Power Corporation's ("Oglethorpe") Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—FINANCIAL CONDITION—Off-Balance Sheet Arrangements—Rocky Mountain Lease Arrangements" and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Financial Condition—Rocky Mountain Lease Arrangements," Oglethorpe entered into six lease transactions relating to its undivided interest in the Rocky Mountain Pumped Storage Hydroelectric Facility (such transactions being referred to collectively herein as the "Rocky Mountain Lease Arrangements"). The operative agreements relating to the Rocky Mountain Lease Arrangements require Oglethorpe to maintain a surety bond with a surety bond provider that meets minimum credit rating requirements to secure certain of Oglethorpe's payment obligations under the Rocky Mountain Lease Arrangements. Accordingly, Oglethorpe entered into a surety bond agreement with AMBAC Indemnity Corporation ("AMBAC") concurrently with the consummation of the Rocky Mountain Lease Arrangements.

        The operative agreements relating to the Rocky Mountain Lease Arrangements provide that the surety bond provider must maintain a credit rating of at least Aa2 from Moody's Investors Service ("Moody's") or AA from Standard and Poor's ("S&P"), and if such rating is not maintained, then Oglethorpe must, within 60 days of becoming aware of such fact, provide (i) a replacement surety bond from a surety bond provider that has such credit ratings, (ii) a letter of credit from a bank with such credit ratings, (iii) other acceptable credit enhancement or (iv) any combination thereof.

        AMBAC has a credit rating of Baa1 from Moody's, and on November 19, 2008, S&P lowered AMBAC's credit rating from AA to A. Consequently, the requirement to provide replacement credit enhancement discussed above has been triggered, and Oglethorpe is evaluating its options in this regard. Oglethorpe cannot currently predict which option it may ultimately choose or the related cost of any particular option, but does not believe the cost of any option will have a material adverse effect on its results of operations or its financial condition.

        In the event that Oglethorpe is unable to obtain replacement credit enhancement, then Oglethorpe may be required to purchase the equity interests of the investors in the six owner trusts formed to effectuate the Rocky Mountain Leasing Arrangements. Oglethorpe currently estimates that the maximum aggregate amount of exposure it would have if it were required to purchase the equity interests is approximately $250 million. This amount is net of the accreted value of the guaranteed investment contracts that were entered into with AIG Matched Funding Corp. in connection with the Rocky Mountain Lease Arrangements. The actual value of the guaranteed investment contracts may be more or less than the accreted value as a result of changes in interest rates and market conditions.

        The information contained in this Form 8-K contains forward-looking statements, including certain plans, expectations and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading "Risk Factors" included in Oglethorpe's Annual Report on Form 10-K for the year ended December 31, 2007, and other factors described from time to time in Oglethorpe's other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. Oglethorpe assumes no obligation to update any forward-looking statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: November 21, 2008	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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  Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
SIGNATURES